Exhibit 99.1

Contact:	Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. SELLS ITS EUROPEAN FIBERS BUSINESS TO AN AFFILIATE OF
AURELIUS AG
July 26, 2007, Fort Mill, SC – Wellman, Inc. (NYSE: WLM) announced that it sold its European recycled-based fibers business (“WIL”) for approximately $38 million to an affiliate of AURELIUS AG (“AURELIUS”). WIL has the capacity to produce approximately 185 million pounds of polyester fiber primarily using post-consumer recycled materials. The fibers are used in a wide range of applications including personal hygiene, upholstered furniture, loose-filled bed products, car interior trim and industrial uses.
Thomas M. Duff, Wellman’s Chairman and Chief Executive Officer, stated, “The sale of this business reflects our strategy to focus on our U.S. chemical-based business.”
Dick Budden, Managing Director of WIL said, “We are pleased with the result of Wellman’s investigation of strategic alternatives for our business. With the support of AURELIUS we shall continue providing first class products and service to all our customers, and have the resources to expand our business, both in fibres and in recycled materials for other applications.”
Dirk Markus, CEO of AURELIUS said, “This is an excellent addition to AURELIUS’s portfolio and is an attractive investment opportunity which is expected to increase our earnings. Additionally, WIL’s manufacturing process uses recycled raw materials, which helps the environment and meets politically and socially important objectives in Europe.”
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Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.
AURELIUS AG based in Munich/Germany (www.aureliusinvest.com) acquires mid-sized companies and corporate spin-offs which are no longer part of the core business of the previous owner. AURELIUS increases the value of its investments to the benefit of all parties, using its own specialized project group and selective investment where appropriate, while paying particular attention to its social responsibility. The shares of AURELIUS AG trade under code AR4 (ISIN: DE000A0JK2A8) on the Open Market of the Frankfurt Stock Exchange.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.